Exhibit 12

C/M 12034.0001 489335.1

                            AMERINDO TECHNOLOGY FUND
                             STATEMENT OF OPERATIONS
            For the period October 29, 1996 (inception of operations)
                            through December 31, 1996


INVESTMENT INCOME:
Income .....................................                     $        -0-
                                                                 ------------

Expenses:
       Investment advisory fees (Note 4)....    $       62,809
       Directors' fees and expenses.........            20,975
       Professional services................            17,480
       Administration and accounting fees...            10,350
       Distributor fees.....................            10,468
       Amortization of organization
         expenses (Note 2 ).................             9,812
       Registration fees....................             9,795
       Transfer agent fees..................             4,724
       Printing expense.....................             3,204
       Custodian fees.......................             2,700
       Miscellaneous........................             7,678
                                                  ------------
       Total expenses.......................           159,995
Less:
       Reimbursed expenses (Note 4).........           (65,782)
                                                  ------------
       Net expenses.........................                           94,213
                                                                 ------------
       Net investment loss..................                          (94,213)

NET REALIZED AND UNREALIZED GAINS
(LOSSES) ON INVESTMENTS
(Note 2)
Net realized gain (loss) from
       investment transactions..............                              -0-
Net unrealized depreciation of
       investments..........................                       (3,582,246)
                                                                 ------------
Net realized and unrealized gain
       (loss) on investments................                       (3,582,246)
                                                                 ------------
Net decrease in net assets resulting
       from operations......................                     $ (3,676,459)
                                                                 ============









                       See notes to financial statements.

                            AMERINDO TECHNOLOGY FUND
                       STATEMENT OF ASSETS AND LIABILITIES
                               December 31, 1996


ASSETS:
Investments in securities, at value
      (cost $35,509,346) (Note 2).....                        $    31,927,100
Cash..................................                              1,160,861
Receivable for Fund shares sold.......                              2,603,370
Deferred organization expenses
      (Note 2 ).......................                                269,995
Other assets..........................                                 17,269
                                                               --------------
      Total Assets....................                             35,978,595

LIABILITIES:
Payables:
      Investment securities purchased.  $      1,387,438
      Due to investment advisor.......           307,079
      Distribution fees...............            10,468
      Other payables and accrued
        expenses......................            63,930
                                           -------------
      Total Liabilities...............                              1,768,915
                                                               --------------
Net Assets............................                         $   34,209,680
                                                               ==============

NET ASSETS CONSIST OF:
      Capital stock, $.001 par value;
        unlimited shares authorized;
        3,798,883 shares outstanding..                         $        3,798
      Additional paid in capital......                             37,882,341
      Net investment loss.............                                (94,213)
      Unrealized depreciation on
        investments...................                             (3,582,246)
                                                                -------------
Net Assets............................                         $   34,209,680
                                                               ==============

Net asset value, redemption and
     offering price per share
     ($34,209,680/3,798,883 shares
     of capital stock outstanding)
     (Note 5 )........................                                   9.00
                                                               ==============








                       See notes to financial statements.

                            AMERINDO TECHNOLOGY FUND
                       STATEMENT OF CHANGES IN NET ASSETS
            For the period October 29, 1996 (inception of operations)
                            through December 31, 1996



Net investment loss.................................... $       (94,213)
Net realized gain/(loss) from investment transactions..             -0-
Net unrealized depreciation of investments.............      (3,582,246)
                                                        ---------------
Net decrease in net assets resulting from operations...      (3,676,459)

Net capital share transactions (Note 5 )...............      37,786,139
                                                        ---------------

Net increase in net assets.............................      34,109,680

NET ASSETS:
Beginning of period....................................         100,000
                                                        ---------------

End of period.......................................... $    34,209,680
                                                        ===============




























                       See notes to financial statements.

                            AMERINDO TECHNOLOGY FUND
                              FINANCIAL HIGHLIGHTS
              (For a fund share outstanding throughout the period)
            For the period October 29, 1996 (inception of operations)
                            through December 31, 1996


Net asset value, beginning of period.............                 $     10.00
                                                                  -----------

Income (loss) from investment operations
Net investment loss..............................                       (0.04)
Net realized and unrealized gain (loss) on
     investments.................................                       (0.96)
                                                                  -----------
Total from investment operations.................                       (1.00)
                                                                  -----------

Less distributions
Dividends from net investment income.............                        0.00
Distribution from realized gains from security
     transactions................................                        0.00
                                                                  -----------
Total distributions..............................                        0.00
                                                                  -----------

Net asset value, end of period...................                 $      9.00
                                                                  ===========

Total return**...................................                     (45.69%)*

Ratios/supplemental data
Net assets end of period (in 000's)..............                      34,210
Ratio of expenses to average net assets..........                        3.82%*
Ratio of expenses to average net assets, net of
     reimbursement...............................                        2.25%*
Ratio of net investment income (loss) to average
     net assets..................................                      (3.82%)*
Ratio of net investment income (loss) to average
     net assets, net of reimbursement............                      (2.25%)*
Portfolio turnover rate..........................                       0.00%
Average commission rate paid.....................                      0.0500


*  Annualized
** Based on net asset value per share

                            AMERINDO TECHNOLOGY FUND
                             SCHEDULE OF INVESTMENTS
                               December 31, 1996



COMMON STOCKS - 93.33%

                                                                     Market
   Shares                                                             Value
-------------                                                      -----------

     110,000 +    Ascend Communications, Inc.............         $  6,820,000
     200,000 +    Avant! Corporation.....................            6,300,000
     122,500 +    Cascade Communications Corp............            6,752,813
      25,000 +    Fore Systems, Inc......................              821,875
     140,700 +    Netscape Communications Corporation....            7,984,725
      16,500 +    Security Dynamics Technologies, Inc....              517,687
      97,500 +    Xylan Corporation......................            2,730,000
                                                                   -----------

                  TOTAL INVESTMENTS
                  (Cost $35,509,346)..................... 93.33%    31,927,100

                  OTHER INVESTMENTS LESS LIABILITIES       6.67%     2,282,580
                                                         -------   -----------

                  TOTAL NET ASSETS.......................100.00%  $ 34,209,680
                                                         =======   ===========


(1)     Federal Tax Information: At December 31, 1996 the net
        unrealized depreciation based on cost for Federal
        Income tax purposes of $35,509,346 was as follows:
             Aggregate gross unrealized appreciation for
             all investments in which there was an
             excess of value over cost........................... $    691,423
             Aggregate gross unrealized depreciation for
             all investments in which there was an
             excess of cost over value...........................   (4,273,669)
                                                                   -----------

             Net unrealized depreciation......................... $ (3,582,246)
                                                                   ===========

+      Non-income producing security











                       See notes to financial statements.

                            AMERINDO TECHNOLOGY FUND
                          Notes to Financial Statements

                                December 31, 1996

Note 1. Organization

The Amerindo Technology Fund (the "Fund") is a series of the Amerindo Funds Inc., a Maryland Corporation incorporated on February 6, 1996. The Fund is an open-end, non-diversified management investment company under the Investment Company Act of 1940, authorized to issue an unlimited number of shares of capital stock in separate series, with each series representing interests in a separate portfolio of securities and other assets, each with its own investment objectives and policies.

The Fund offers two classes of shares to investors, Class A and Class D shares. Class A shares are sold subject to an initial sales load of up to 2.50% with a minimum investment of $25,000. Class D shares are sold without an initial sales load with a minimum investment of $150,000. As of December 31, 1996, only Class D shares were being offered for sale by the Fund with a reduced minimum investment of $25,000.

The Fund is the only current series of the Amerindo Funds Inc..


Note 2.  Summary of significant accounting policies

The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles for investment companies. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Security Valuation-Securities which are traded on any exchange or on the NASDAQ over-the-counter market are valued at the last quoted sale price. Lacking a last sale price, a security is valued at its closing bid price on such exchanges, or at the quoted bid price in the over-the-counter market. Securities for which market quotations are not readily available are valued in accordance with procedures established by the Fund's Board of Directors, including use of an independent pricing service or services which use prices based upon yields or prices of comparable securities, indications as to values from dealers, and general market conditions.

     Short term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation, which the Board has determined will represent fair value.

     Federal Income Taxes-During the period October 29, 1996 (commencement of operations) through December 31, 1996 the Fund was in the process of structuring its portfolio and did not meet certain requirements of the Internal Revenue Code of 1986, as amended (the "IRC") and will not be taxed as a regulated investment company. During that period, the Fund incurred an taxable operating loss of $84,401. Therefore, no provision for federal income tax has been made.

The Fund intends to qualify each subsequent year as a "regulated investment company" under the IRC. By so qualifying, the Fund will not be subject to federal income taxes to the extent that it distributes substantially all of its net investment income and any realized capital gains.

     Dividends and Distributions-The Fund intends to distribute substantially all of its net investment income as dividends to its shareholders on an annual basis. The Fund intends to distribute its net long term capital gains and its net short term capital gains at least once a year.

     Organization expenses- During its organization and initial registration with the Securities and Exchange Commission (the "SEC"), the Fund incurred organization expenses of $279,807. The Fund has elected to defer these expenses and amortize them on a straight-line basis over a 60 month period beginning with the Funds' commencement of operations. During the period ended December 31, 1996, $9,812 was amortized.

     Other- The Fund follows industry practice and records security transactions on the trade date. The specific identification method is used for determining gains or losses for financial statements and income tax purposes. Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrued basis.


Note 3. Purchases and Sales of Securities

     Purchases and sales of investment securities, during the period October 29, 1996 (commencement of operations) through December 31, 1996, aggregated $35,509,346 and $0 respectively.


Note 4. Investment Advisory Agreement

     The Fund has an agreement with Amerindo Investment Advisors Inc. (the "Advisor"), with whom certain officers and directors of the Fund are affiliated) to serve as investment advisor and manager. Under the terms of the agreement, a monthly fee is paid to the investment advisor based on 1/12th of 1.50% (1.50% on an annual basis) of the average daily net asset value. This advisory agreement is subject to an annual review by the Directors of the Fund.

     The Advisor has agreed to a reduction in the amounts payable to it and to reimburse the Fund for any expenses (including the advisory fee, but excluding taxes, interest and brokerage fees and extraordinary expenses incurred in connection with any matter not in the ordinary course of business of the Fund) over 2.25% of the average daily net asset value of the Class D shares of the Fund.

For the period October 29, 1996 (commencement of operations) through December 31, 1996, the Advisor earned advisory fees of $62,809 and reimbursed the Fund $65,782 in expenses.


     The Fund has agreements with American Data Services, Inc. (the "Administrator") to provide shareholder servicing , fund accounting and administrative services to the Fund. The services to be provided under the agreements include day-to-day administration of matters related to the corporate existence of the Fund (other than rendering investment advice), maintenance of its records, preparation of reports, supervision of the Fund's arrangement with its custodian and assistance in the preparation of the Fund's registration statement under federal and state laws. Costs incurred totaled $15,192 for the period October 29, 1996 (commencement of operations) through December 31, 1996.


Note 5. Capital Stock

At December 31, 1996 there was an unlimited number of shares of $0.001 par value capital stock authorized. Transactions in capital stock during the period October 29, 1996 (commencement of operations) through December 31, 1996 were as follows:


                                                                       Shares            Amount

Shares Sold ........................................................  3,788,883        $37,786,139
Shares issued for reinvestment dividends and distribution
  from realized gains ..............................................        -0-                -0-
Shares redeemed ....................................................        -0-                -0-
                                                                      ---------        -----------
Net increase .......................................................  3,788,883        $37,786,139
                                                                      =========        ===========

                      M O R R I S O N,  B R O W N,  A R G I Z  &  C O M P A N Y
                      ---------------------------------------------------------

                          C E R T I F I E D  P U B L I C  A C C O U N T A N T S



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of Amerindo Funds Inc.; Amerindo Technology Fund and Board of Directors of Amerindo Funds Inc.; Amerindo Technology Fund


We have audited the accompanying statement of assets and liabilities of Amerindo Funds Inc.; Amerindo Technology Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations for the period, October 29, 1996 (inception of operations) through December 31, 1996, the statement of changes in net assets for the period then ended and the financial highlights for the period indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Amerindo Funds Inc.; Amerindo Technology Fund as of December 31, 1996, the results of its operations for the period then ended, the changes in its net assets for the period then ended, and the financial highlights for the period indicated therein, in conformity with generally accepted accounting principles.

/s/Morrison, Brown, Argiz & Company

Certified Public Accountants
Miami, Florida
April 30, 1997



   Post Office Box 50068 . 9795 South Dixie Highway . Miami, Florida 33156 . Telephone (305) 667-3500 . FAX (305) 661-9542 SunBank Center . 200 South Orange
   Avenue . Suite 1400 . Orlando, Florida 32801 . Telephone (407) 649-2100 . FAX (407) 649-4202 . 1675 Broadway . Suite 1800 . Denver, Colorado 80202 .
  Telephone (303) 615-9500 . (FAX (303) 615-9572 . Members: American Institute
        of Certified Public Accountants . SEC Practice Section . Private Companies Practice Section Florida Institute of Certified Public Accountants .
                       Accounting Firms Associated, inc.

C/M 12034.0001 489339.1